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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Bud Ingalls / Craig Brown VP-Finance & Chief Financial Officer / Director, Finance (678) 728-2115 / (678) 728-2117

SEROLOGICALS ANNOUNCES PLANS FOR FOLLOW-ON EQUITY OFFERING

        ATLANTA (December 7, 2004)—Serologicals Corporation (NASDAQ:SERO) announced today that it intends to offer 4,200,000 shares of its Common Stock (plus up to an additional 630,000 shares solely to cover over-allotments) for sale to the public under an existing shelf registration statement. The Company today filed a prospectus supplement with respect to the offering with the Securities and Exchange Commission. The Company expects to use the proceeds from the securities to repay existing term debt and for general corporate purposes, including the implementation of its strategy to enter into strategic acquisitions.

        The Company also announced today that certain of its stockholders are offering 1,362,860 shares of Serologicals Common Stock for sale in an offering that will be conducted concurrently with the Company's offering. The Company will not receive any of the proceeds of the offering by its stockholders. The stockholders acquired the shares of Common Stock they intend to offer as part of the consideration they received upon the Company's acquisition of Upstate Group, Inc. in October 2004. The Company filed a registration statement covering the shares on November 10, 2004. The Securities and Exchange Commission declared the registration statement effective on December 6, 2004. The Company filed a prospectus supplement with respect to the offering by its stockholders simultaneously with the prospectus supplement related to its offering.

        J.P. Morgan Securities Inc. will serve as the sole bookrunning manager for the proposed offerings. Banc of America Securities LLC and Pacific Growth Equities, LLC are co-managers. The offerings will only be made through the separate prospectus supplements. Copies of the preliminary prospectus supplements and accompanying base prospectuses may be obtained from the offices of J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081.

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About Serologicals Corporation

        Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products, enabling technologies and services to a diverse customer base that includes major life science companies and leading research institutions. Our customers use our products, technologies and services in a wide variety of their activities, including basic research, drug discovery, diagnosis and biomanufacturing. Our products, technologies and services are essential tools for research in key disciplines, including neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and molecular biology. In addition, the Company is the world's leading provider of monoclonal antibodies for the blood typing industry. Serologicals has more than 1,000 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

        The statement in this release regarding the use of the net proceeds of our offering of shares of our Common Stock to implement our acquisition strategy is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. Information concerning certain risks and uncertainties related to our implementation of our acquisition strategy is set forth in the prospectus supplements and the related prospectuses. You should not place undue reliance on this forward-looking statement, since the statement speaks only as of the date it is made and the Company undertakes no obligation to publicly update such statement based on events that may occur after the date of this press release.

        Serologicals is a registered trademark of Serologicals Royalty Company.

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  Exhibit 99.1
SEROLOGICALS ANNOUNCES PLANS FOR FOLLOW-ON EQUITY OFFERING